Exhibit 10.1

Employment Agreement

Party A: Henan Zhongpin Food Share Co., Ltd.

Party B: ___________

According to the provision of Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other relevant laws and regulations, and in line with the principle of equality and mutual benefits, the two parties enter into this Employment Agreement (hereinafter referred to as “this Agreement”).

Article 1: Term of this Agreement

1.1	The term of this Agreement is _____ years, from ___________ to _____________.
1.2	The trial period under this Agreement is _____ months, beginning from the date Party B starts work at Party A. Upon the conclusion of the trial period, Party B shall become formal employee of Party A.

Article 2: Work Content

2.1 Party A shall engage Party B as _______ to perform _______ duty.

2.2 Party B shall perform position duty and complete work tasks; during the employment period, Party A may adjust Party B’s position based on work requirement.

Article 3: Labor Protection and Condition

3.1 Party A shall grant the corresponding work authority to Party B.

3.2 Party B is entitled to attend training and management, as well as achieve reputation and awards.

3.3 Party A shall provide Party B with necessary work conditions and tools, establish and improve production procedures, and formulate operation rules, safety and hygiene systems and standards; Party B is responsible for the completeness and safety of the assets equipped by Party A.

Article 4: Work Time

4.1 Party B shall work irregular hours in accordance with Attendance Management Rules published by Party A; weekly working hours should not exceed statutory standard on average.

4.2 Party B may arrange rest or vacation upon the completion of work tasks.

Article 5: Salary

5.1 Party A shall pay salaries to Party B on a monthly basis in accordance with salary management provisions of Party A.

5.2 Party A shall pay performance salary and year-end bonus to Party B based on the completed tasks, and Party B shall pay income tax.

5.3 Party A shall gradually increase salaries of Party B on the basis of increased economic benefits.

5.4 Party A shall pay one-time awards in the year end for the overtime work.

Article 6: Welfare

6.1 Party A and Party B shall pay endowment insurance, medical insurance and other social insurance in accordance with state relevant provisions and willingness of Party B.

6.2 In accordance with provision of Party A, Party B is entitled to communication and traffic subsidies corresponding to the position.

6.3 Party A shall gradually improve welfare and work conditions of Party B on the basis of improved economic benefits.

Article 7: Labor Discipline and Training

7.1 Party A shall conduct education of ideology and politics, laws and regulations as well as safe production, and also arrange Party B to attend occupational study or training in accordance with production or operation requirements.

7.2 Party B shall consciously abide by the rules and disciplines of Party A; otherwise, Party A has the right to punish Party B once Party B violates the Company’s regulations and systems.

7.2 Party B shall abide by the provisions of Party A on confidentiality, occupational study and quality training, non-competition.

Article 8: Modification, Rescission, Termination and Renewal of this Agreement

8.1 The two parties may negotiate to modify, rescind, terminate this Agreement under statutory situations.

8.2 If the objective conditions taken as the basis for this Agreement have substantially changed so that this Agreement cannot be implemented, the two parties may negotiate to modify relevant contents of this Agreement in writing.

8.3 Under any of the following situations on the side of Party B, Party A may rescind this Agreement:

(1) Proved not to meet the recruitment requirement during the trial period.

(2) Seriously violates Party A’s disciplines and regulations.

(3) Seriously neglects his duty, practices favoritism and irregularities, and causes great damage to Party A.

(4) Being investigated for criminal liabilities.

(5) Establishes labor relationship with any other employer at the same time and causes serious impact upon the performance of its duty to Party A, or refuses to make any rectification upon the request of Party A.

8.4 Under any of the following situations on the side of Party B, Party A may rescind the labor service relationship with a 30-day written notice in advance to Party B:

(1) Being sick or wounded for non-work-related reasons, and when the medical treatment period expires, Party B still remains unable to ensure work or any other work arranged by Party A.

(2) Proved incompetent for its own job, and after training or change of position, still failed to be qualified or competent in that regard;

(3) No agreement on modification of the labor service relationship can be reached through negotiation between the two parties in accordance with provision of Item 8.2 in this Agreement.

8.5 Party B may rescind this Agreement with a 30-day prior written notice to Party A in the employment period; Party B may rescind this Agreement with a 3-day prior written notice to Party A in the trial period;

8.6 When this Agreement expires, if Party A and Party B consult without objection, they can renew this Agreement.

Article 9: Obligation

9.1 Party A, prior to the conclusion of this Agreement, shall inform Party B of detailed information of work position.

9.2 Party B is responsible for the authenticity of the signed Staff Registration Form and the provided certificates; otherwise, Party B shall accept the punishment from Party A.

9.3 Party A and Party B shall sign a sole Free Training Agreement.

9.4 Party A and Party B may sign confidentiality and non-competition agreements separately.

9.5 Upon the rescission of this Agreement, Party B shall settle and hand over all the handled business, financial and relevant procedures; Party B shall accept all obligations for the losses of Party A caused by Party B’s arbitrary departure or absence.

Article 10: Economic Compensation

10.1 Under any of the following situations on the side of Party A, Party A shall make economic compensation to Party B:

(1) Cuts or delays the payment of Party B’s salary without a reason;

(2) Party B’s salary is lower than the minimum standard

(3) Violates the provision to rescind this Agreement so that Party B suffers any loss.

10.2 Under any of the following situations on the side of Party B, Party B shall make economic compensation to Party A:

(1) After the conclusion of this Agreement, Party B shall compensate acceptance fee if he rescinds this Agreement.

(2) Party B violates the provision to rescind this Agreement so that Party A suffers any loss

(3) Violates promissory obligations on training, confidentiality and non-competition so that Party A suffers any loss.

Article 11: Settlement of Disputes

11.1 Any dispute arising from the implementation of this Agreement between the two parties shall be settled through friendly consultation, if such effort failed, the dispute shall be submitted to arbitration commission with jurisdiction within 60 days since the dispute takes place.

Article 12: Others

12.1 Issues not addressed in detail in this Agreement shall be implemented in accordance with laws and regulations of the People’s Republic of China and rules of Party A.

12.2 This Agreement is prepared in duplicate, with each party holding one copy. This Agreement with obliterating or without Party B’s signature shall be invalid.

Party A (seal): Henan Zhongpin Food Share Co., Ltd.

Address: 21 Changshe Road, Changge City, Henan Province, PRC 461500

Authorized representative: _________

Party B (signature): _____________

Home Address: _____________

ID Card No.: _____________

Telephone No.: _____________

Date: _____________